SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Vodafone Group Plc

(Exact Name of Registrant as Specified in Its Charter)

England and Wales	None

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Vodafone House, The Connection, Newbury, Berkshire, England	RG14 2FN

(Address of Principal Executive Office)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act registration statement file number to which this form relates:	No. 333-10762 (If applicable)

          Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

3.95% Notes due 2008 5.375% Notes due 2015	The New York Stock Exchange The New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

       This Form 8-A/A amends and supersedes the Form 8-A, dated December 20, 2002, which contains information relating to the Registrant’s 3.95% Notes due 2008 (the “2008 Notes”) and its 5.375% Notes due 2015 (the “2015 Notes”), to include additional information and exhibits. On December 18, 2002, the Registrant issued $500,000,000 aggregate principal amount of its 2008 Notes and $400,000,000 aggregate principal amount of its 2015 Notes. On April 10, 2003, the Registrant made a new issuance of $500,000,000 aggregate principal amount of its 2015 Notes. Pursuant to Rule 424(b) under the Securities Act of 1933, as amended, the Registrant has filed with the Securities and Exchange Commission (the “Commission”) two prospectus supplements, dated December 11, 2002 and April 3, 2003, respectively (the “Prospectus Supplements”), to a prospectus dated November 30, 2000 (the “Prospectus”), relating to its 2008 Notes and its 2015 Notes, included in the Registrant’s Post-Effective Amendment No. 1 to a Registration Statement on Form F-3 (File No. 333-10762) declared effective by the Commission on November 30, 2000. The Registrant incorporates by reference the Prospectus Supplements and the Prospectus to the extent set forth below.

Item 1. Description of Registrant’s Securities to be Registered.

       Reference is made to the information set forth under the headings “Description of Notes” and “Taxation” in the Prospectus Supplements and under “Description of Debt Securities We May Offer” and “Certain U.S. Federal and U.K. Tax Considerations” in the Prospectus, which information is incorporated herein by reference.

Item 2. Exhibits.

       The 2008 Notes and the 2015 Notes are listed on the New York Stock Exchange (the “NYSE”), the exchange on which other securities of the Registrant are currently registered. A supplemental listing application will be made as of April 15, 2003 with respect to the additional 2015 Notes being registered hereunder. Accordingly, copies of the following exhibits shall be filed with each copy of this Registration Statement filed with the Commission or with the NYSE, subject to Rule 12b-32 regarding the incorporation of exhibits by reference.

       Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the Commission in connection with this Registration Statement:

1.1	Indenture, dated as of February 10, 2000, between Vodafone Group Plc and Citibank, N.A., as Trustee (the “Indenture”), including forms of debt securities (incorporated by reference to Exhibit 4(a) filed in the Registrant’s Post-Effective Amendment No.1 to its Registration Statement on Form F-3 (File No. 333-10762) declared effective by the Commission on November 30, 2000).

1.2	Officer’s Certificate of the Registrant pursuant to Section 301 of the Indenture, dated December 18, 2002, setting forth the terms of the aggregate principal amount of $500,000,000 of its 3.95% Notes due 2008 (incorporated by reference to Exhibit 1.2 filed in the Registrant’s Form 8-A filed with the Commission on December 20, 2002).

1.3	Officer’s Certificate of the Registrant pursuant to Section 301 of the Indenture, dated December 18, 2002, setting forth the terms of the aggregate principal amount of $400,000,000 of its 5.375% Notes due 2015 (incorporated by reference to Exhibit 1.3 filed in the Registrant’s Form 8-A filed with the Commission on December 20, 2002).

1.4	Officer’s Certificate of the Registrant pursuant to Section 301 of the Indenture, dated April 10, 2003, setting forth the terms of the aggregate principal amount of $500,000,000 of its 5.375% Notes due 2015.

SIGNATURE

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Vodafone Group Plc
(Registrant)

Date: April 14, 2003	By:	/s/ Neil Garrod_______________
Name: Neil Garrod
Title: Deputy Group Treasurer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1	Indenture, dated as of February 10, 2000, between Vodafone Group Plc and Citibank, N.A., as Trustee (the “Indenture”), including forms of debt securities (incorporated by reference to Exhibit 4(a) filed in the Registrant’s Post-Effective Amendment No.1 to its Registration Statement on Form F-3 (File No. 333-10762) declared effective by the Commission on November 30, 2000).

1.2	Officer’s Certificate of the Registrant pursuant to Section 301 of the Indenture, dated December 18, 2002, setting forth the terms of the aggregate principal amount of $500,000,000 of its 3.95% Notes due 2008 (incorporated by reference to Exhibit 1.2 filed in the Registrant’s Form 8-A filed with the Commission on December 20, 2002).

1.3	Officer’s Certificate of the Registrant pursuant to Section 301 of the Indenture, dated December 18, 2002, setting forth the terms of the aggregate principal amount of $400,000,000 of its 5.375% Notes due 2015 (incorporated by reference to Exhibit 1.3 filed in the Registrant’s Form 8-A filed with the Commission on December 20, 2002).

1.4	Officer’s Certificate of the Registrant pursuant to Section 301 of the Indenture, dated April 10, 2003, setting forth the terms of the aggregate principal amount of $500,000,000 of its 5.375% Notes due 2015.